SCHEDULE
                              DATED MARCH 1, 2015
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                        DATED DECEMBER 16, 2005 BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                           WESTWOOD MANAGEMENT CORP.

Pursuant to Article 3, the Trust shall pay the Adviser compensation at an annual rate as follows:

Portfolio                                                              Fee (in basis points)
----------------------------------------------------------------------------------------------------
Westwood LargeCap Value Fund ................................. 0.75% of the average daily net assets
Westwood Dividend Growth Fund ................................ 0.75% of the average daily net assets
Westwood SMidCap Plus Fund ................................... 0.75% of the average daily net assets
Westwood SMidCap Fund ........................................ 0.75% of the average daily net assets
Westwood Small Cap Value Fund ................................ 0.85% of the average daily net assets
Westwood Income Opportunity Fund ............................. 0.75% of the average daily net assets
Westwood Short Duration High Yield Fund ...................... 0.75% of the average daily net assets
Westwood Global Equity Fund .................................. 0.80% of the average daily net assets
Westwood Global Dividend Fund ................................ 0.80% of the average daily net assets
Westwood Emerging Markets Fund ............................... 0.95% of the average daily net assets
Westwood Emerging Markets Plus Fund .......................... 0.95% of the average daily net assets
Westwood MLP and Strategic Energy Fund ....................... 0.85% of the average daily net assets
Westwood Opportunistic High Yield Fund ....................... 0.55% of the average daily net assets
Westwood  Market  Neutral  Income Fund ....................... 0.85% of the average daily net assets
Westwood  Strategic  Global Convertibles Fund ................ 0.75% of the average daily net assets
Westwood  Worldwide  Income  Opportunity Fund ................ 0.75% of the average daily net assets


                                                 WESTWOOD MANAGEMENT CORP.

                                                 By: /s/ Julie K. Gerron
                                                     -------------------
                                                 Name: Julie K. Gerron
                                                 Title: General Counsel


                                                 THE ADVISORS' INNER CIRCLE FUND

                                                 By: /s/ Dianne M. Descoteaux
                                                     ------------------------
                                                 Name: Dianne M. Descoteaux
                                                 Title: VP & Secretary